                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                 April 29, 1999

                                      among

                             BOX HILL SYSTEMS CORP.,

                              BH ACQUISITION CORP.

                                       and

                                  ARTECON, INC.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS .................................................   2

      SECTION 1.1   Certain Defined Terms ..................................   2

ARTICLE II     THE MERGER ..................................................   9

      SECTION 2.1       The Merger .........................................   9
      SECTION 2.2       Closing; Effective Time ............................   9
      SECTION 2.3       Effect of the Merger ...............................   9
      SECTION 2.4       Certificate of Incorporation and By-laws;
                          Directors and Officers ...........................  10
      SECTION 2.5       Conversion of Securities ...........................  10
      SECTION 2.6       Exchange of Certificates ...........................  12
      SECTION 2.7       Tax Consequences ...................................  14
      SECTION 2.8       Accounting Consequences ............................  14

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............  14

      SECTION 3.1       Organization and Qualification; Subsidiaries .......  14
      SECTION 3.2       Certificate of Incorporation and By-laws ...........  14
      SECTION 3.3       Capitalization .....................................  14
      SECTION 3.4       Authority Relative to this Agreement ...............  15
      SECTION 3.5       No Conflict; Required Filings and Consents .........  15
      SECTION 3.6       Compliance .........................................  16
      SECTION 3.7       SEC Filings; Financial Statements ..................  16
      SECTION 3.8       Absence of Certain Changes or Events ...............  17
      SECTION 3.9       Absence of Litigation ..............................  18
      SECTION 3.10      Company Plans ......................................  18
      SECTION 3.11      Labor Matters ......................................  18
      SECTION 3.12      Real Property and Leases ...........................  19
      SECTION 3.13      Intellectual Property Rights .......................  19
      SECTION 3.14      Taxes ..............................................  20
      SECTION 3.15      Environmental Matters ..............................  20
      SECTION 3.16      Material Agreements ................................  21
      SECTION 3.17      Accounting Matters .................................  22
      SECTION 3.18      Section 203 of the DGCL Not Applicable .............  22
      SECTION 3.19      Ownership of Parent Common Stock ...................  22
      SECTION 3.20      Information Supplied ...............................  22
      SECTION 3.21      Brokers ............................................  23
      SECTION 3.22      Fairness Opinion ...................................  23
      SECTION 3.23      Assets .............................................  23

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

      SECTION 4.1       Organization and Qualification; Subsidiaries .......  23
      SECTION 4.2       Certificate of Incorporation and By-laws ...........  24
      SECTION 4.3       Capitalization .....................................  24
      SECTION 4.4       Authority Relative to this Agreement ...............  24
      SECTION 4.5       No Conflict; Required Filings and Consents .........  25
      SECTION 4.6       Compliance .........................................  25
      SECTION 4.7       SEC Filings; Financial Statements ..................  26
      SECTION 4.8       Absence of Certain Changes or Events ...............  26
      SECTION 4.9       Absence of Litigation ..............................  27
      SECTION 4.10      Parent Plans .......................................  27
      SECTION 4.11      Labor Matters ......................................  28
      SECTION 4.12      Real Property and Leases ...........................  28
      SECTION 4.13      Intellectual Property Rights .......................  28
      SECTION 4.14      Taxes ..............................................  29
      SECTION 4.15      Environmental Matters ..............................  29
      SECTION 4.16      Material Agreements ................................  30
      SECTION 4.17      Accounting Matters .................................  30
      SECTION 4.18      Section 912 Not Applicable .........................  31
      SECTION 4.19      Ownership of Company Common Stock ..................  31
      SECTION 4.20      Information Supplied ...............................  31
      SECTION 4.21      Brokers ............................................  31
      SECTION 4.22      Fairness Opinion ...................................  31
      SECTION 4.23      Class Action Proceeding ............................  31
      SECTION 4.24      Purchaser Organization .............................  32

ARTICLE V      COVENANTS ...................................................  32

      SECTION 5.1       Conduct of Business by the Company Pending the
                          Merger ...........................................  32
      SECTION 5.2       Conduct of Business by Parent Pending the
                          Merger ...........................................  34
      SECTION 5.3       No Solicitation of Transactions by the Company .....  36
      SECTION 5.4       No Solicitation of Transactions by Parent ..........  38
      SECTION 5.5       Company Stockholders' Meeting ......................  40
      SECTION 5.6       Parent Shareholders' Meeting .......................  41
      SECTION 5.7       Proxy Statement/Form S-4 ...........................  42
      SECTION 5.8       Accounting Methods .................................  43
      SECTION 5.9       Indemnification Agreement ..........................  43
      SECTION 5.10      Letters of the Company's Accountants ...............  43
      SECTION 5.11      Letters of Parent's Accountants ....................  43
      SECTION 5.12      Access to Information; Confidentiality .............  44
      SECTION 5.13      Employee Benefit Plans .............................  44
      SECTION 5.14      Stock Exchange Listing .............................  45
      SECTION 5.15      Notification of Certain Matters ....................  45

      SECTION 5.16      Subsequently Filed SEC Documents ...................  45
      SECTION 5.17      Further Action; Reasonable Best Efforts ............  45
      SECTION 5.18      Public Announcements ...............................  46
      SECTION 5.19      Indemnification of Directors and Officers ..........  46
      SECTION 5.20      Affiliates .........................................  46
      SECTION 5.21      Reasonable Efforts .................................  47
      SECTION 5.22      Tax Representation Letters .........................  47
      SECTION 5.23      Disclosure Regarding Class Action Proceeding .......  47

ARTICLE VI     CONDITIONS TO THE MERGER ....................................  47

      SECTION 6.1       Conditions to Each Party's Obligation To Effect
                          the Merger .......................................  47
      SECTION 6.2       Conditions to Obligations of Parent and
                          Purchaser ........................................  48
      SECTION 6.3       Conditions to Obligations of the Company ...........  49

ARTICLE VII    TERMINATION, AMENDMENT AND WAIVER ...........................  50

      SECTION 7.1       Termination ........................................  50
      SECTION 7.2       Effect of Termination ..............................  52
      SECTION 7.3       Fees and Expenses ..................................  52
      SECTION 7.4       Amendment ..........................................  53
      SECTION 7.5       Waiver .............................................  53

ARTICLE VIII   GENERAL PROVISIONS ..........................................  54

      SECTION 8.1       Non-Survival of Representations, Warranties and
                          Agreements .......................................  54
      SECTION 8.2       Notices ............................................  54
      SECTION 8.3       Severability .......................................  55
      SECTION 8.4       Entire Agreement; Assignment .......................  55
      SECTION 8.5       Parties in Interest ................................  55
      SECTION 8.6       Governing Law ......................................  55
      SECTION 8.7       Headings ...........................................  55
      SECTION 8.8       Interpretation .....................................  55
      SECTION 8.9       Counterparts .......................................  55

EXHIBITS

Exhibit A - Certificate of Amendment of Certificate of Incorporation of Parent Exhibit B - Amended and Restated By-laws of Parent
Exhibit C - Certificate of Incorporation and By-laws of Surviving Corporation Exhibit D - Directors and Officers of Parent
Exhibit E - Directors and Officers of Surviving Corporation
Exhibit F - Tucker Anthony Fairness Opinion
Exhibit G - Salomon Smith Barney Inc. Fairness Opinion
Exhibit H - Form of Indemnification Agreements
Exhibit I - Affiliate Letters
Exhibit J - Form of Opinion of Cooley Godward LLP
Exhibit K - Summary of Terms of Artecon Executive Summary
Exhibit L - Form of Opinion of Herrick, Feinstein LLP
Exhibit M - Summary of Terms of Box Hill Executive Summay
Exhibit N - Tax representation Letter of Parent
Exhibit O - Tax Representation Letter of Surviving Corporation
Exhibit P - Form of Tax Opinion of Cooley Godward LLP
Exhibit Q - Form of Tax Opinion of Herrick, Feinstein LLP

COMPANY DISCLOSURE SCHEDULE

Schedule 3.1      -     Subsidiaries
Schedule 3.3      -     Options  and Warrants
Schedule 3.5(a)   -     Exceptions to No Conflicts
Schedule 3.5(b)   -     Company Consents
Schedule 3.7(c)   -     Company Current Balance Sheet
Schedule 3.10     -     Company Plans
Schedule 3.11     -     Labor Matters
Schedule 3.16     -     Company Material Agreements
Schedule 3.23     -     Assets
Schedule 5.1(f)   -     Company Severance Payments

PARENT DISCLOSURE SCHEDULE

Schedule 4.1      -     Parent Subsidiaries
Schedule 4.3      -     Options and Warrants
Schedule 4.5(a)   -     Exceptions to No Conflicts
Schedule 4.5(b)   -     Parent Consents
Schedule 4.7(c)   -     Parent Current Balance Sheet
Schedule 4.10     -     Parent Plans
Schedule 4.11     -     Labor Matters
Schedule 4.16     -     Parent Material Agreements
Schedule 5.2(f)   -     Parent Severance Payments

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of April 29, 1999 (this "Agreement") by and among BOX HILL SYSTEMS CORP., a New York corporation ("Parent"), BH ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and ARTECON, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

      WHEREAS, the Boards of Directors of each of Parent, Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for in this Agreement in which Purchaser would merge with and into the Company (the "Merger");

      WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

      WHEREAS, certain stockholders of the Company and of Parent are concurrently herewith executing irrevocable voting agreements (the "Voting Agreements") providing for, inter alia, the vote of all of their respective shares of capital stock of the Company or Parent, as the case may be, in favor of the Merger and the transactions contemplated by this Agreement;

      WHEREAS, certain members of senior management of the Company and certain members of senior management of Parent will be entering into employment agreements with Parent, which employment agreements will become effective upon the consummation of the Merger; and

      WHEREAS, certain affiliates of the Company and certain affiliates of Parent are concurrently herewith delivering executed affiliate letters providing for certain restrictions on the ability of such affiliates to sell their shares of Company Common Stock and Parent Common Stock, respectively.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "1995 Stock Incentive Plan" means the 1995 Stock Incentive Program of Parent, as amended, as governed by the operative documents with respect thereto, which have been filed as exhibits to the Parent SEC Reports.

      "1996 Employee Stock Purchase Plan" means the 1996 Employee Stock Purchase Plan of the Company, as governed by the operative documents with respect thereto, which have been filed as exhibits to the Company SEC Reports.

      "1996 Stock Option Plan" means the 1996 Stock Option Plan of the Company, as governed by the operative documents with respect thereto, which have been filed as exhibits to the Company SEC Reports.

      "Accounting Pronouncements" has the meaning ascribed to it in Section
3.17.

      "Affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person.

      "Affiliate Letters" has the meaning ascribed to it in Section 5.20.

      "Agreement" has the meaning ascribed to it in the Recitals.

      "APB 16" has the meaning ascribed to it in Section 5.11(b).

      "Blue Sky Laws" means any and all state securities laws and regulations thereunder.

      "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York.

      "Certificates" has the meaning ascribed to it in Section 2.6(b).

      "Certificate of Amendment" has the meaning ascribed to it in Section
2.4(a).

      "Certificate of Merger" has the meaning ascribed to it in Section 2.2.

      "Charter Document" has the meaning ascribed to it in Section 3.2.

      "Class Action Proceeding" has the meaning ascribed to it in Section 4.23.

      "Closing" has the meaning ascribed to it in Section 2.2.

      "Closing Date" has the meaning ascribed to it in Section 2.2.

      "Code" has the meaning ascribed to it in the Recitals.

      "Comfort Letter" has the meaning ascribed to it in Section 5.10.

      "Company" has the meaning ascribed to it in the Recitals.

      "Company Acquisition Transaction" has the meaning ascribed to it in
Section 5.3.

      "Company Assets" has the meaning ascribed to it in Section 3.23.

      "Company Common Stock" means the common stock of the Company, par value $.005 per share.

      "Company Required Consents" has the meaning ascribed to it in Section
3.16.

      "Company Current Balance Sheet" means the consolidated balance sheet of the Company and Subsidiaries as at March 31, 1999, including the notes thereto.

      "Company Disclosure Schedule" means the disclosure schedule listing certain information referred to in this Agreement and delivered to Parent and Purchaser contemporaneously with the execution and delivery of this Agreement.

      "Company Employees" has the meaning ascribed to it in Section 5.13.

      "Company Material Agreements" has the meaning ascribed to it in Section 3.16.

      "Company Options" shall mean all outstanding options to purchase Company Common Stock pursuant to the 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan.

      "Company Plans" means employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Company or any Subsidiary.

      "Company Preferred Stock" means the Series A Preferred Stock, par value $.005 per share, of the Company.

      "Company's Stockholders' Meeting" has the meaning ascribed to it in
Section 5.5.

      "Company Triggering Event" A "Company Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent, its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) the Company shall have failed to include in the Proxy Statement the unanimous recommendation of the board of directors of the Company in favor of approval and adoption and declaring the advisability of this Agreement and the Merger; (iii) the board of directors of the Company shall have approved, endorsed or recommended any Company Acquisition Transaction; (iv) the Company shall have entered into any letter of intent or similar document or any contract or other agreement relating to any Company Acquisition Transaction; (v) the Company shall have failed to hold the Company Stockholders' Meeting as promptly as practicable and in any event within forty-five (45) days after the definitive Proxy Statement was filed with the SEC (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vii) a Company Acquisition Transaction is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Company Acquisition Transaction within ten (10) Business Days after such Company Acquisition Transaction is announced or (B) otherwise fails to actively oppose such Company Acquisition Transaction; or (viii) a Person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of the Company's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of the Company's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

      "Company SEC Reports" has the meaning ascribed to it in Section 3.7(a).

      "Company Unaudited Financial Statements" shall have the meaning ascribed to it in Section 3.7(b).

      "Consents" has the meaning ascribed to it in Section 6.1(d).

      "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

      "DGCL" means the Delaware General Corporation Law.

      "Effective Time" has the meaning ascribed to it in Section 2.2.

      "Environmental Law" has the meaning ascribed to it in Section 3.15(a).

      "ERISA" has the meaning ascribed to it in Section 3.10.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Act Filings" shall have the meaning ascribed to it in Section 5.16.

      "Exchange Agent" means the bank or trust company designated by Parent to exchange Company Common Stock and Company Preferred Stock for Parent Common Stock in accordance with the terms of this Agreement.

      "Exchange Rate" has the meaning ascribed to it in Section 2.5(a).

      "Form S-4" means a registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger.

      "GAAP" means United States generally accepted accounting principles, consistently applied.

      "Governmental Entity" means any court, alternative dispute resolution body, government, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign.

      "Hazardous Substances" means (i) hazardous substances as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., and regulations thereunder; and (ii) any substance regulated by or pursuant to state or local laws because of a potential or real harmful effect on public safety or health and/or the environment.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnified Party" has the meaning ascribed to it in Section 5.19(a).

      "Injunction" means a temporary restructuring order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition.

      "Intellectual Property Rights" means any of the following rights of the specified Person to own, use and exploit all or any of the following which is material to the business of such Person: (i) statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations and continuations-in-part) and all improvements to the inventions covered in each such registration, patent or application; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, including, but not limited to, all marks registered in any trademark offices throughout the world;
(iii) copyrights (registered or otherwise) and registrations and applications for registration thereof; (iv) computer software, data and documentation; (v) trade secrets and confidential business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (vi) copies and tangible embodiments of all of the foregoing, in whatever form or medium; (vii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights; and (viii) all rights to sue for present and past infringement of any of the rights hereinabove set out.

      "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

      "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principal of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

      "Liens" means all mortgages, pledges, security interests, conditional and installment sale agreements, encumbrances, charges, options, rights of first refusal, limitations on voting rights, and other encumbrances of any kind, nature or character.

      "Material Adverse Effect" means, with respect to any Person, any change or effect that is or could reasonably be expected to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of such Person and its subsidiaries taken as a whole. In no event shall any of the following constitute a Material Adverse Effect: (i) a change in the trading prices of either the Company's or Parent's equity securities between the date hereof and the Effective Time, in and of itself; (ii) conditions, events, circumstances, changes or effects generally affecting the industry in which either the Company or Parent operates or arising from changes in general business or economic conditions; (iii) conditions, events, circumstances, changes or effects directly attributable to out-of-pocket fees and expenses (including without limitation legal, accounting and financial consulting fees and expenses) incurred in connection with the transactions contemplated by this Agreement; (iv) any modification or amendment which is required or desirable to be made to any of the financial statements contained in or required to be contained in the Company SEC Reports, regardless of the dollar amount of such change or the effect such change would have on the financial position or condition of the Company; (v) any conditions, events, circumstances, changes or effects resulting from any change in law or generally accepted accounting principles, which effect generally entities such as Parent or the Company; (vi) any conditions, events, circumstances, changes or effects (including without limitation, delays in customer orders, a reduction in sales, a disruption in supplier, distributor or similar relationships or a loss of employees) resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; (vii) any conditions, events, circumstances, changes or effects resulting from compliance by the Company or Parent with, or the taking of any action contemplated or permitted by, the terms of this Agreement; or (viii) any adverse consequence arising out of or resulting from the Class Action Proceeding that is attributable to a fact, condition, circumstance or event that was disclosed in writing by Parent to the Company prior to the date hereof.

      "Merger" has the meaning ascribed to it in the Recitals.

      "Named Individuals" has the meaning ascribed to it in Section 4.23.

      "NASD" means the National Association of Securities Dealers.

      "NMS" shall mean the Nasdaq National Market System.

      "NYSE" means the New York Stock Exchange, Inc.

      "Parent Acquisition Transaction" has the meaning ascribed to it in Section 5.4(b).

      "Parent" has the meaning ascribed to it in the Recitals.

      "Parent Common Stock" means the common stock of Parent, par value $.01 per share.

      "Parent Required Consents" has the meaning ascribed to it in Section 4.16.

      "Parent Current Balance Sheet" means the consolidated balance sheet of the Parent and the Parent Subs as at March 31, 1999, including the notes thereto.

      "Parent Disclosure Schedule" means the disclosure schedule listing certain information referred to in this Agreement and delivered to the Company contemporaneously with the execution and delivery of this Agreement.

      "Parent Options" shall mean all outstanding options and warrants to purchase Parent Common Stock pursuant to the 1995 Stock Incentive Plan.

      "Parent Material Agreements" has the meaning ascribed to it in Section
4.16.

      "Parent Plans" means employee benefit plans programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Parent or any Parent Sub.

      "Parent SEC Reports" has the meaning ascribed to it in Section 4.7(a).

      "Parent Shareholders' Meeting" has the meaning ascribed to it in Section 5.6.

      "Parent Sub" has the meaning ascribed to it in Section 4.1.

      "Parent Triggering Event" A "Parent Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Parent shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of the issuance of the shares of Parent Common Stock in the Merger or the Merger or approval or adoption of this Agreement or the Certificate of Amendment; (ii) Parent shall have failed to include in the Proxy Statement the unanimous recommendation of the board of directors of Parent in favor of approval and adoption and declaring the advisability of this Agreement, the Merger or the Certificate of Amendment; (iii) the board of directors of Parent shall have approved, endorsed or recommended any Parent Acquisition Transaction; (iv) Parent shall have entered into any letter of intent or similar document or any contract or other agreement relating to any Parent Acquisition Transaction; (v) Parent shall have failed to hold the Parent Stockholders' Meeting as promptly as practicable and in any event within forty-five (45) days after the definitive Proxy Statement was filed with the SEC (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC); (vi) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; (vii) a Parent Acquisition Transaction is publicly announced, and Parent (A) fails to issue a press release announcing its opposition to such Parent Acquisition Transaction within ten (10) Business Days after such Parent Acquisition Transaction is announced or (B) otherwise fails to actively oppose such Parent Acquisition Transaction; or (viii) a Person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of Parent's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of Parent's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

      "Parent Unaudited Financial Statements" has the meaning ascribed to it in
Section 4.7(b).

      "Permitted Liens" means (A) Liens for current taxes and assessments not yet past due which are adequately accrued in the most recent audited balance sheet of the Company or Parent, as the case may be, in accordance with GAAP; (B) inchoate mechanics' and materialmen's Liens for construction in progress; and
(C) workmen's, repairmen's, warehousemen's and carrier's Liens arising in the ordinary course of business.

      "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.

      "Proxy Statement" means the joint proxy statement in definitive form relating to the meetings of the Company's and Parent's stockholders in connection with the Merger.

      "Privileged Information" has the meaning ascribed to it in Section 4.23.

      "Purchaser" has the meaning ascribed to it in the Recitals.

      "Requisite Regulatory Approvals" has the meaning ascribed to it in Section 6.1(d).

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" has the meaning ascribed to it in Section 3.1.

      "Surviving Corporation" has the meaning ascribed to it in Section 2.1.

      "Transactions" has the meaning ascribed to it in Section 3.4.

      "Voting Agreements" has the meaning ascribed to it in the Recitals.

      "WARN Act" means the Worker Adjustment Retraining Notification Act.

                                  ARTICLE II

                                  THE MERGER

      SECTION 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time Purchaser shall be merged with and into the Company in accordance with the DGCL. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger the "Surviving Corporation").

      SECTION 2.2 Closing; Effective Time. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York time) on a date specified by the parties hereto, which date shall not be later than two (2) Business Days after the satisfaction or waiver of the conditions set forth in Sections 6.1,
6.2 and 6.3 at the offices of Herrick, Feinstein LLP, Two Park Avenue, New York, New York 10016, or such other time, date or place as agreed to in writing by the parties hereto (the date on which the Closing shall occur being referred to in this Agreement as the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and acknowledged by the Surviving Corporation and thereafter filed with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the date and time of such filing being the "Effective Time").

      SECTION 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      SECTION 2.4 Certificate of Incorporation and By-laws; Directors and Officers. Unless otherwise determined by the Company and Parent prior to the Effective Time and only to the extent that the shareholders of Parent affirmatively vote to take such actions described in (a) and (b) below:

            (a) Concurrent with the Effective Time, by the filing of a Certificate of Amendment of Certificate of Incorporation of Parent with the Secretary of State of the State of New York, Parent shall amend its Certificate of Incorporation to (i) change its name to a name mutually agreed upon between Parent and the Company and (ii) provide for a classified Board of Directors whereby the directors shall be separated into three classes, with the members of each class serving for a three year term, provided that the Class I directors shall be elected at Parent's 2000 annual meeting of shareholders, the Class II directors shall be elected at Parent's 2001 annual meeting of shareholders and the Class III directors shall be elected at Parent's 2002 annual meeting of shareholders; all as set forth in the Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit A (the "Certificate of Amendment");

            (b) Effective on or promptly following the Effective Time, the By-laws of the Parent shall be amended and restated to provide for a classified Board of Directors whereby the directors shall be separated into three classes, with the members of each class serving time for a three year term, provided that the Class I directors shall be elected at Parent's 2000 annual meeting of shareholders, the Class II directors shall be elected at Parent's 2001 annual meeting of shareholders and the Class III directors shall be elected at Parent's 2002 annual meeting of shareholders all as set forth in the Amended and Restated Bylaws of Parent attached hereto as Exhibit B; and

            (c) the Certificate of Incorporation and Bylaws of the Surviving Corporation shall be substantially as set forth in Exhibit C.

            (d) Directors and Officers. The directors and officers of the Parent immediately after the Effective Time shall be the individuals identified on Exhibit D. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit E.

      SECTION 2.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any shares of the capital stock of the Company:

            (a) All shares of Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent or any Parent Sub shall be canceled and retired and shall cease to exist and no securities of Parent or other consideration shall be delivered in exchange therefor.

            (b) Subject to Section 2.6(e), each issued and outstanding share of Company Common Stock, other than the shares to be canceled in accordance with
Section 2.5(a), shall be converted into 0.40 (the "Exchange Rate") of a fully paid and nonassessable share of Parent Common Stock (i.e., each one hundred
(100) shares of Company Common Stock shall be converted into forty (40) shares of Parent Common Stock, each one thousand (1,000) shares of Company Common Stock shall be converted into four hundred (400) shares of Parent Common Stock, etc.). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive, upon surrender of such certificate, shares of Parent

Common Stock and cash in lieu of any fractional shares of Parent Common Stock, without interest, as contemplated by this Agreement.

            (c) Each issued and outstanding share of Company Preferred Stock shall be converted into the right to receive that number of shares of Parent Common Stock equal to the quotient obtained by dividing (i)(1) $4,988,318, divided by (2) the closing sales price of Parent Common Stock as traded on the NYSE Composite Transactions Tape on the last trading day immediately prior to the Closing Date, by (ii) 2,494,159. Any fractional shares of Parent Common Stock shall be rounded upwards to the nearest whole number. All shares of Company Preferred Stock shall no longer be outstanding after the Effective Time and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive Parent Common Stock as provided herein.

            (d) Each share of Common Stock of Purchaser then outstanding shall be converted into one share of Common Stock of the Surviving Corporation.

            (e) All rights with respect to Company Common Stock under Company Options that are then outstanding, if any, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option in accordance with the terms (as in effect as of the date hereof) of the 1996 Stock Option Plan and the stock option agreements by which such options are evidenced, other than provisions contained in such plans and agreements which grant the plan administrator discretion with respect to the terms and provisions of such plans and agreements. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Rate, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Rate and rounding up to the nearest cent and (iv) any restriction on the exercise of any Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, subdivision, reclassification, reorganization, business combination or similar transaction subsequent to the Effective Time. The Company and Parent shall take all action that may be necessary (under the stock option plan or other agreements pursuant to which Company Options are outstanding) to effectuate the provisions of this Section 2.5(e) and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided herein and that all incentive stock options within the meaning of Section 422 of the Code continue to qualify as such. Within one (1) Business Day after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 2.5(e).

      SECTION 2.6 Exchange of Certificates.

            (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock and the holders of Company Preferred Stock for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of the Parent Common Stock issuable pursuant to Section 2.5 in exchange for outstanding shares of Company Common Stock and Company Preferred Stock.

            (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (the "Certificates") whose shares were converted into shares of Parent Common Stock pursuant to Section 2.5, (i) a letter of transmittal, in form and substance acceptable to Parent, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Common Stock and Company Preferred Stock then held by such holder), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents, in form and substance satisfactory to Parent, required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this
Section 2.6. If any Certificate shall have been lost, stolen or destroyed, Parent shall issue a certificate representing Parent Common Stock with respect to such lost, stolen or destroyed Certificate in accordance with this Agreement upon delivery by the owner of such lost, stolen or destroyed Certificate to Parent of an appropriate affidavit as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate.

            (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid pursuant to Section 2.6(e) until such holder of such Certificate shall surrender such Certificate as contemplated by this Agreement. Subject to the effect of the applicable laws following surrender of any such Certificate, there shall be paid to the holder of the Certificates without interest at the time of such surrender, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.6(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

            (d) All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock and Company Preferred Stock in accordance with the terms of this Agreement (including any cash paid pursuant to Section 2.6(c) or 2.6(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock. The stock transfer books of the Company shall be closed at the Effective Time and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for certificates representing Parent Common Stock as provided in this Article II.

            (e) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of and upon surrender of such holder's Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction of a share of Parent Common Stock by the closing sales price of one share of Parent Common Stock as traded on the NYSE on the Closing Date (and if such day is not a trading day, then on the first trading day immediately preceding the Closing Date).

            (f) Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock for shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      SECTION 2.7 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      SECTION 2.8 Accounting Consequences. For accounting purposes, the Merger is intended to be accounted for as a "pooling of interests."

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Purchaser that except as set forth in the Company Disclosure Schedule:

      SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (each a "Subsidiary") is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power (corporate or otherwise) and authority and all necessary approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as it will be conducted as of the Closing Date. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation or other business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect to the Company. A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth on Schedule 3.1 of the Company Disclosure Schedules. Except as disclosed in Schedule 3.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person.

      SECTION 3.2 Certificate of Incorporation and By-laws. The Company has delivered to Parent a true, complete and correct copy of the Certificate of Incorporation and the By-laws (each such document being referred to in this Agreement as a "Charter Document"), each as amended to the date hereof, of the Company and each Subsidiary. Neither the Company nor any Subsidiary is in violation of any provision of its respective Charter Documents.

      SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of capital stock: 40,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the date hereof: (i) 21,779,307 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and
(ii) 1,762,254 shares of Company Common Stock are reserved for future issuances pursuant to outstanding options under the 1996 Stock Option Plan and (iii) 101,599 shares are reserved for future issuances under the 1996 Employee Stock Purchase Plan. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are 2,494,159 shares of Company Preferred Stock issued and outstanding and all such shares are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including, without limitation, registration rights) relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any shares or any capital stock or any other security, instrument or right to acquire any equity interest of the Company or of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary or any other Person. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all Liens.

      SECTION 3.4 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby (collectively, the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, (i) the approval and adoption of this Agreement by the holders of a majority of the then issued and outstanding shares of Company Common Stock and Company Preferred Stock and (ii) the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      SECTION 3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) conflict with or violate any of the Charter Documents of the Company or any Subsidiary;
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any material property or asset of the Company or any Subsidiary is bound or affected; or
(iii) except as set forth in Schedule 3.5(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected.

            (b) Except for the approval of the holders of the Company Common Stock and the holders of the Company Preferred Stock voting together as a single class, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Person, including without limitation, any Governmental Entity, where the failure to obtain any such consents, approvals, authorizations or permits or make such filings would not have a Material Adverse Effect on the Company except: (y) (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, NMS and NASD rules and regulations; (ii) notices under the HSR Act; and (iii) the filing of the Certificate of Merger as required by the DGCL; and (z) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, other than the Company Consents, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class, entitled to vote thereon is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Transactions.

      SECTION 3.6 Compliance. The Company and each Subsidiary holds all permits, licenses, vacancies, order and appeals which are material to the operation of the Company and the Subsidiaries. Neither the Company nor any Subsidiary is in conflict with, or in default or violation of: (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected; or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected other than, in the case of clauses (i) and (ii), such conflicts, defaults or violations that do not have, nor would be reasonably expected to have, a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole.

      SECTION 3.7 SEC Filings; Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC between January 1997 and the date of this Agreement (such forms, reports and other documents between January 1997 and the date hereof are referred to herein, collectively, as the "Company SEC Reports"). The Company SEC Reports: (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, including, without limitation, Items 401 through 404 of Regulation S-K; and (ii) except to the extent that information contained in any Company SEC Reports has been revised or superseded by a later-filed Company SEC Report, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

            (b) The Company has attached to Schedule 3.7(b) of the Company Disclosure Schedules the Company Current Balance Sheet and the related unaudited income statement of the Company for the three months ended March 31, 1999 (collectively, the "Company Unaudited Financial Statements").

            (c) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports and the Company Unaudited Financial Statements was prepared in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto) and except that any unaudited financial statements, including the Company Unaudited Financial Statements, may not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not be, in the aggregate, material in amount to the Company Unaudited Financial Statements) and each fairly presented the consolidated financial position, results of operations and changes in financial position of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

            (d) Between the date of the Company Current Balance Sheet attached to Schedule 3.7(b) of the Company Disclosure Schedule and the date of this Agreement, neither the Company nor any Subsidiary has incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business and in a manner consistent with past practice between the date of the Company Current Balance Sheet Date and the date hereof, which would not, individually or in the aggregate, have a Material Adverse Effect to the Company.

      SECTION 3.8 Absence of Certain Changes or Events. Between March 31, 1999 and the date of this Agreement, except as contemplated by this Agreement or disclosed in the most current Company SEC Report prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any fact, event or transaction which has or could result in a Material Adverse Effect to the Company; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary other than those which would not have a Material Adverse Effect to the Company; (iii) any change by the Company or any Subsidiary in its accounting methods, principles or practices; (iv) any revaluation by the Company or any Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business and in a manner consistent with past practice; (v) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, other than this Agreement, which requires the payment or receipt of more than $100,000; (vi) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities; (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business and in a manner consistent with past practice and in accordance with the terms and provisions of this Agreement; or (viii) any agreement, commitment or arrangement for the Company or any Subsidiary to do any of the foregoing actions prior to or on the Closing Date.

      SECTION 3.9 Absence of Litigation. Except as disclosed in the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement, there is no Legal Proceeding pending or, to the best knowledge of the Company threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary which Legal Proceeding could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award which is not expressly disclosed in the Company SEC Reports.

      SECTION 3.10 Company Plans. Schedule 3.10 of the Company Disclosure Schedule lists the Company Plans. True, correct and complete copies of each Company Plan and each material document prepared in connection with each Company Plan have been provided by the Company to Parent prior to the date hereof. Except as set forth in Schedule 3.10 of the Company Disclosure Schedule: (i) none of the Company Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) except as required by COBRA, none of the Company Plans promises or provides retiree medical or life insurance benefits to any Person; (iii) each Company Plan intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Company Plan; (iv) none of the Company Plans promises or provides severance benefits or benefits contingent upon a change in ownership or control, within the meaning of Section 280G of the Code; (v) each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (vi) with respect to each Company Plan subject to Title IV of ERISA, the aggregate accumulated benefit obligations of such Company Plan (as of the date of the most recent actuarial valuation prepared for such Company Plan) do not exceed the fair market value of the assets of such Plan (as of the date of such valuation); (vii) neither the Company nor any Subsidiary has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability; and (viii) the Company and the Subsidiaries have not incurred any liability under, and have complied in all material respects with, the WARN Act, and no fact or event exists that could give rise to liability under such act.

      SECTION 3.11 Labor Matters. Except as set forth in Schedule 3.11 of the Company Disclosure Schedule: (i) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any Subsidiary, nor, to the best knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.

      SECTION 3.12 Real Property and Leases.

            (a) The Company and the Subsidiaries have sufficient title to all their properties and assets to conduct their respective businesses as currently conducted.

            (b) Each parcel of real property owned or leased by the Company or any Subsidiary: (i) is owned or leased free and clear of all Liens, other than Permitted Liens and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of the Company after due inquiry, has any such condemnation, expropriation, or other taking been proposed.

            (c) All leases of real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party requiring rental payments in excess of $10,000 during the remaining period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary.

      SECTION 3.13 Intellectual Property Rights. The Company and the Subsidiaries own their respective Intellectual Property Rights free and clear of all Liens or have a valid and enforceable written agreement providing for the unrestricted right to use all such Intellectual Property Rights currently used and/or necessary for the current conduct of the business of the Company and the Subsidiaries, other than restrictions on such Intellectual Property Rights which are expressly contained in the agreements relating to such rights, all of which such agreements have been provided by the Company to Parent prior to the date hereof. There is no claim by any Person contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights of the Company or any Subsidiary. There is no loss or expiration of any Intellectual Property Right of the Company or any Subsidiary that is pending, reasonably foreseeable or threatened. The Company has not received any notice of, and is not aware of any fact, event or transaction which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any Person with respect to the Intellectual Property Rights of the Company or any Subsidiary. Neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any Intellectual Property Rights of any other Person and is not aware of any infringement, misappropriation or conflict which would reasonably be expected to occur as a result of conducting its business as currently conducted. Immediately after the Effective Time, upon obtaining the Company Consents the Intellectual Property Rights of the Company and the Subsidiaries shall become the Intellectual Property Rights of the Surviving Corporation without any further action required by any party other than the filing of an applicable notice with the United States Patent and Trademark Office. The Company and each Subsidiary have taken all necessary and desirable action to maintain and protect their respective Intellectual Property Rights.

      SECTION 3.14 Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes shown as due thereon and have paid all applicable ad valorem and other taxes as are due. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax. The accruals and reserves for taxes reflected in the Company Current Balance Sheet are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code.

      SECTION 3.15 Environmental Matters.

            (a) Each of the Company and the Subsidiaries is currently operating, and at all times during the applicable statute of limitations has operated, in substantial compliance with all foreign, federal, state and local laws, rules and regulations relating to environmental protection and conservation including, but not limited to, laws, rules and regulations relating to pollution or protection of the environment, including, without limitation, the laws, rules and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes, such as the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and any parallel or similar laws, rules and regulations (as any of the above laws, rules and regulations may have been amended, each an "Environmental Law").

            (b) Each of the Company and each Subsidiary does not currently nor to the best knowledge of the Company has in the past during the applicable period of the statute of limitations, produced, used, stored, handled, discharged or disposed of, in connection with the operation of its business or the use of its properties (owned or leased) or otherwise, any Hazardous Substances, hazardous wastes or other pollutants or deleterious substances, nor have during such period any such substances or wastes been dumped, buried or otherwise disposed of or stored on any of the properties (owned or leased) of the Company or any Subsidiary or on any property previously owned or leased by the Company or any Subsidiary.

            (c) At no time during the applicable statute of limitations, has any government, governmental agency or representative conducted any audits, assessments, tests or other reviews in connection with environmental matters at the properties (owned or leased) of the Company or any Subsidiary. To the best knowledge of the Company, there is no existing or potential liability under any Environmental Law in respect of any operations now or previously conducted by it or any Subsidiary which would give rise to any liability or cost which would require disclosure in a report filed with the SEC or would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole. To the best knowledge of the Company, there is no asserted present or past failure to so comply with any Environmental Law except where the failure to be in compliance would not have nor reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and each Subsidiary has obtained and is in substantial compliance with all permits, licenses and other authorizations required under Environmental Laws. There are no pending applications for any such permits, licenses or authorizations, except where the failure to be in compliance would not have nor reasonably be expected to have a Material Adverse Effect on the Company. No Lien has attached to and no basis exists for the attachment of a lien to any revenues or any real or personal property owned or leased by the Company or any Subsidiary pursuant to Environmental Laws. There are no circumstances within the control of the Company which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Laws, relating to the operation of the business of the Company or any Subsidiary. To the best knowledge of the Company, there is not present any toxic, Hazardous Substance or chemical waste, substance or contaminant in, on or under any part of the soil at the property (owned or leased) or caused as a result of the operations of the Company or any Subsidiary including without limitation, the soils, surface waters and ground waters in, on or under any part of such properties. To the extent any toxic, Hazardous Substance is used on the property of the Company or any Subsidiary (owned or leased), such use has been in substantial compliance with all applicable Environmental Laws. There are no underground tanks for the storage of oil, gasoline, the by-products thereof or any Hazardous Substance on, in or under the property of the Company or any Subsidiary (owned or leased).

      SECTION 3.16 Material Agreements. Except for those contracts listed in
Schedule 3.16 of the Company Disclosure Schedule, or as attached as an exhibit to the Company SEC Reports (collectively, the "Company Material Agreements"), neither the Company nor any of the Subsidiaries is a party to or is bound by any written or oral contract, commitment or agreement which is material to the Company and the Subsidiaries taken as a whole or which involves payments or receipts of more than $100,000 in the aggregate over the remaining term thereof or which restricts the Company or its Affiliates from engaging in any business in a manner that would be consistent with its current practices and activities. Each Company Material Agreement is in all material respects the validly existing, enforceable obligation of the Company or one of the Subsidiaries, as the case may be, enforceable against the Company or the Subsidiaries, as the case may be, and, to the best knowledge of the Company, of the other parties thereto. To the best knowledge of the Company, the Company and the Subsidiaries are validly and lawfully operating in all material respects under the Company Material Agreements to which they are a party and to the best knowledge of the Company, the Company and the Subsidiaries have duly complied in all material respects with all of the terms and conditions of each of the Company Material Agreements to which they are a party except in each case, where the failure to do so would not have, nor reasonably be expected to have, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. Schedule 3.16 of the Company Disclosure Schedule indicates each Company Material Agreement which requires the Company to obtain the consent of a third party as a result of the consummation of the Transactions in order to maintain the rights of the Company under such agreements (all such consents being referred to herein as the "Company Required Consents").

      SECTION 3.17 Accounting Matters. To the knowledge of the Company, neither the Company nor any of its Affiliates, having consulted with its accountants and other advisors, has taken or agreed to take any action that would preclude Parent from accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion (APB) No. 16, Business Combinations, and the related published interpretations of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, and the published rules and regulations of the SEC (collectively, the "Accounting Pronouncements") or which would preclude the independent public accountants of Parent and the Company from issuing the letters described in Section 5.10 and 5.11, respectively).

      SECTION 3.18 Section 203 of the DGCL Not Applicable. The provisions of
Section 203 of the DGCL will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Section 4.19, apply to this Agreement or the Transactions.

      SECTION 3.19 Ownership of Parent Common Stock. As of the date hereof, except pursuant to the Voting Agreements neither the Company, nor, to the best of its knowledge, any of its Affiliates or associates (as such term is defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent, which in the aggregate, represent 10% of more of the outstanding shares of capital stock of Parent entitled to vote generally in the election of directors.

      SECTION 3.20 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and (ii) the Proxy Statement will, on the date of mailing to the stockholders of the Parent and the Company and at the times of the meetings of the stockholders of the Parent and the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Parent) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

      SECTION 3.21 Brokers. No broker, finder or investment banker (other than Tucker Anthony) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Tucker Anthony pursuant to which such firm would be entitled to any payment relating to the Transactions.

      SECTION 3.22 Fairness Opinion. Tucker Anthony has delivered to the Board of Directors of the Company an opinion, a copy of which is attached hereto as Exhibit F, to the effect that as of the date of such opinion and subject to certain considerations stated therein, the consideration to be received in the Merger by the holders of Company Common Stock and Company Preferred Stock pursuant to the Agreement is fair from a financial point of view to the holders of Company Common Stock and Company Preferred Stock.

      SECTION 3.23 Assets. Except as disclosed in Schedule 3.23 of the Company Disclosure Schedule, each of the Company and the Subsidiaries, as the case may be, owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of their businesses or otherwise owned, leased or used by the Company and the Subsidiaries, and with, respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used in or relating to the conduct of their businesses (all such properties, assets and contract rights being the "Company Assets"). Each of the Company or the Subsidiaries, as the case may be, has good and marketable title to, or , in the case of the leased properties and assets, valid and subsisting leasehold interests in, all the Company Assets, free and clear of all Liens, except as disclosed in Schedule 3.23 of the Company Disclosure Schedule.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

      Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that except as set forth in the Parent Disclosure Schedule:

      SECTION 4.1 Organization and Qualification; Subsidiaries. Each of Parent and each subsidiary of Parent (each a "Parent Sub") is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power (corporate or otherwise) and authority and all necessary approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as it will be conducted as of the Closing Date. Parent and each Parent Sub is duly qualified or licensed as a foreign corporation or other business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect to Parent. A true and complete list of all the Parent Subs, together with the jurisdiction of organization of each Parent Sub and the percentage of the outstanding capital stock of each Parent Sub owned by Parent and each other Parent Sub, is set forth on Schedule 4.1 of Parent Disclosure Schedules. Except as disclosed in such Section of the Parent Disclosure Schedule. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person.

      SECTION 4.2 Certificate of Incorporation and By-laws. Parent has delivered to the Company a true, complete and correct copy of the Charter Documents, each as amended to date, of Parent, Purchaser and of each Parent Sub. Neither Parent, Purchaser nor any Parent Sub is in violation of any provision of its respective Charter Documents.

      SECTION 4.3 Capitalization. The authorized capital stock of Parent consists of 45,000,000 shares of capital stock: 40,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, all such shares par value $0.01 per share. As of the date hereof, (i) 14,314,384 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) 2,392,500 shares of Parent Common Stock are reserved for future issuances pursuant to outstanding options under the 1995 Stock Incentive Plan. There are no shares of Preferred Stock of Parent issued and outstanding. All shares of capital stock subject to issuances as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.3 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including, without limitation, registration rights) relating to the issued or unissued capital stock of Parent or any Parent Sub or obligating Parent or any Parent Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Sub. There are no outstanding contractual obligations of Parent or any Parent Sub to repurchase, redeem, or otherwise acquire any shares or any capital stock or any other security, instrument or right to acquire any equity interest of Parent or of any Parent Sub or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, Parent or any Parent Sub or any other Person. Each outstanding share of capital stock of each Parent Sub is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Sub is free and clear of all Liens. All the issued and outstanding shares of each Subsidiary are owned by Parent. The shares of Parent Common Stock to be issued in connection with the Merger (including the shares of Parent Common Stock to be issued to the holders of Company Common Stock or Company Preferred Stock and the shares of Parent Common Stock to be issued to the holders of options to purchase Company Common Stock in accordance with the terms and provisions of this Agreement) have been duly authorized by all necessary corporate action, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights, and will be issued in compliance with the requirements of the Securities Act.

      SECTION 4.4 Authority Relative to this Agreement. Each of Parent and Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by each of Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, (i) the approval and adoption of this Agreement by the holders of a majority of the then issued and outstanding shares of Parent Common Stock and (ii) the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming the due authorization, execution and delivery by Company, constitutes the legal, valid and binding obligation of each of Parent and Purchaser, respectively enforceable against Parent and Purchaser, as the case may be, in accordance with its terms.

      SECTION 4.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not: (i) conflict with or violate any of the Charter Documents of Parent or any Parent Sub; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any Parent Sub or by which any property or asset of Parent or any Parent Sub is bound or affected; or (iii) except as set forth in Schedule 4.5(a) of Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Sub is a party or by which Parent or any Parent Sub or any property or asset of Parent or any Parent Sub is bound or affected.

            (b) Except for the approval of the holders of Parent Common Stock, the execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Person, including without limitation, any Governmental Entity where the failure to obtain any such consent, approval, authorizations or permits or make such filings would not have a Material Adverse Effect on Parent, except: (y) (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, NYSE, NMS and NASD rules and regulations; (ii) notices under the HSR Act; and (iii) filing of the Certificate of Merger as required by the DGCL; and (z) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, other than the Parent Consents, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Purchaser from performing its respective obligations under this Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon is the only vote of the holders of any class or series of capital stock of Parent and Purchaser necessary to approve this Agreement and the Transactions.

      SECTION 4.6 Compliance. Parent and each Parent Sub holds all permits, licenses, vacancies, order and appeals which are material to the operation of Parent and the Parent Subs. Neither Parent nor any Parent Sub is in conflict with, or in default or violation of: (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any Parent Sub or by which any property or asset of Parent or any Parent Sub is bound or affected; or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Sub is a party or by which Parent or any Parent Sub or any property or asset of Parent or any Parent Sub is bound or affected other than in the case of clauses (i) and
(ii), such conflicts, defaults or violations that do not have, nor would be reasonably expected to have a Material Adverse Effect on Parent or any Parent Sub, taken as a whole.

      SECTION 4.7 SEC Filings; Financial Statements.

            (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since July 1997 (the forms, reports and other documents required to be filed by Parent since July 1997 referred to herein, collectively, as the "Parent SEC Reports"). The Parent SEC Reports: (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder including, without limitation, Items 401 through 404 of Regulation S-K; and (ii) except to the extent that information contained in any Parent SEC Reports has been revised or superseded by a later-filed Parent SEC Report, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Sub is required to file any form, report or other document with the SEC.

            (b) Parent has attached to Section 4.7(b) of the Parent Disclosure Schedules the Parent Current Balance Sheet and the related unaudited income statement of Parent for the three months ended March 31, 1999 (collectively, the "Parent Unaudited Financial Statements").

            (c) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto and except that any unaudited financial statements, including the Parent Unaudited Financial Statements may not contain footnotes and are subject to normal and recurring year-end adjustments, which will not be, in the aggregate, material in amount to the Parent Unaudited Financial Statements) and each fairly presented the consolidated financial position, results of operations and changes in financial position of Parent and the consolidated Parent Subs as at the respective dates thereof and for the respective periods indicated therein.

            (d) Between the date of the Parent Current Balance Sheet attached to
Schedule 4.7(b) of the Parent Disclosure Schedule and the date of this Agreement, neither Parent nor any Parent Sub has incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business and in a manner consistent with past practice since the date of the Parent Current Balance Sheet Date which would not, individually or in the aggregate, have a Material Adverse Effect to Parent.

      SECTION 4.8 Absence of Certain Changes or Events. Between March 31, 1999 and the date of this Agreement, except as contemplated by this Agreement or disclosed in the most current Parent SEC Report prior to the date of this Agreement, Parent and the Parent Subs have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, there has not been: (i) any fact, event or transaction which has or could would reasonably be expected to result in a Material Adverse Effect to Parent; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Parent or any Parent Sub other than in the ordinary course and in a manner consistent with past practice; (iii) any change by Parent or any Parent Sub in its accounting methods, principles or practices;
(iv) any revaluation by Parent or any Parent Sub of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business and in a manner consistent with past practice; (v) any entry by Parent or any Parent Sub into any commitment or transaction material to Parent and the Parent Subs taken as a whole, other than this Agreement, which requires the payment or receipt of more than $100,000; (vi) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Parent or any redemption, purchase or other acquisition of any of its securities; (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Parent or any Parent Sub, except in the ordinary course of business and in a manner consistent with past practices and in accordance with the terms and provisions of this Agreement; or
(viii) any agreement, commitment or arrangement for Parent or any Parent Sub to do any of the foregoing actions prior to or on the Closing Date.

      SECTION 4.9 Absence of Litigation. Except as disclosed in the Parent Disclosure Schedule or in the Parent SEC Reports filed prior to the date of this Agreement, there is no Legal Proceeding pending or, to the best knowledge of Parent, threatened against Parent or any Parent Sub, or any property or asset of Parent or any Parent Sub which Legal Proceeding could reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any Parent Sub nor any property or asset of the Parent and Purchaser or any Parent Sub is subject to any order, writ, judgment, injunction, decree, determination or award which is not expressly disclosed in the Parent SEC Reports.

      SECTION 4.10 Parent Plans. Schedule 4.10 of the Parent Disclosure Schedule lists all the Parent Plans. True, correct and complete copies of each Parent Plan and each material document prepared in connection with each Parent Plan has been provided by Parent to the Company prior to the date hereof. Except as set forth in Schedule 4.10 of the Parent Disclosure Schedule: (i) none of the Parent Plans is a multiemployer plan within the meaning of ERISA; (ii) except as required by COBRA, none of the Parent Plans promises or provides retiree medical or life insurance benefits to any Person; (iii) each Parent Plan intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Parent Plan; (iv) none of the Parent Plans promises or provides severance benefits or benefits contingent upon a change in ownership or control, within the meaning of Section 280G of the Code; (v) each Parent Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (vi) with respect to each Parent Plan subject to Title IV of ERISA, the aggregate accumulated benefit obligations of such Parent Plan (as of the date of the most recent actuarial valuation prepared for such Parent Plan) do not exceed the fair market value of the assets of such Parent Plan (as of the date of such valuation); (vii) neither Parent nor any Parent Sub has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Parent Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability; and (viii) Parent and the Parent Subs have not incurred any liability under, and have complied in all material respects with, the WARN Act, and no fact or event exists that could give rise to liability under such act.

      SECTION 4.11 Labor Matters. Except as set forth in Section 4.11 of the Parent Disclosure Schedule: (i) there are no controversies pending or, to the best knowledge of Parent, threatened between Parent or any Parent Sub and any of their respective employees; (ii) neither Parent nor any Parent Sub is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Parent or any Parent Sub, nor, to the best knowledge of Parent, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither Parent nor any Parent Sub has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against Parent or any Parent Sub under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against Parent or any Parent Sub before the National Labor Relations Board or any current union representation questions involving employees of Parent or any Parent Sub; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of Parent, threat thereof, by or with respect to any employees of the Parent or any Parent Sub.

      SECTION 4.12 Real Property and Leases.

            (a) Parent and the Parent Subs have sufficient title to all their properties and assets to conduct their respective businesses as currently conducted.

            (b) Each parcel of real property owned or leased by Parent or any Parent Sub: (i) is owned or leased free and clear of all Liens, other than Permitted Liens and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of Parent, has any such condemnation, expropriation, or other taking been proposed.

            (c) All leases of real property leased for the use or benefit of Parent or any Parent Sub to which Parent or any Parent Sub is a party requiring rental payments in excess of $10,000 during the remaining period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by Parent or any Parent Sub, nor any event which with notice or lapse of time or both would constitute a default thereunder by Parent or any Parent Sub.

      SECTION 4.13 Intellectual Property Rights. Parent and the Parent Subs own their respective Intellectual Property Rights free and clear of all Liens or have a valid and enforceable written agreement providing for the unrestricted right to use all such Intellectual Property Rights currently used and/or necessary for the current conduct of the business of Parent and the Parent Subs, other than restrictions on such Intellectual Property Rights which such agreements are expressly contained in the agreements relating to such rights, all of which such agreements have been provided by the Company to Parent prior to the date hereof. There is no claim by any Person contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights of Parent or any Parent Sub. There is no loss or expiration of any Intellectual Property Right of Parent or any Parent Sub that is pending, reasonably foreseeable or threatened. Parent has not received any notice of, and is not aware of any fact, event or transaction which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any Person with respect to the Intellectual Property Rights of Parent or any Parent Sub. Neither Parent nor any Parent Sub has infringed, misappropriated or otherwise conflicted with any Intellectual Property Rights of any other Person and is not aware of any infringement, misappropriation or conflict which could occur as a result of conducting its business as currently conducted.

      SECTION 4.14 Taxes. Parent and the Parent Subs have filed all federal, state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes shown as due thereon and have paid all applicable ad valorem and other taxes as are due. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of Parent, threatening to assert against Parent or any Parent Sub any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither Parent nor any Parent Sub has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax. The accruals and reserves for taxes reflected in the Parent Current Balance Sheet are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. Neither Parent nor any Parent Sub has made an election under Section 341(f) of the Code.

      SECTION 4.15 Environmental Matters.

            (a) Each of Parent and each Parent Sub is currently and at all times during the applicable statute of limitations has operated in substantial compliance with all Environmental Laws.

            (b) Each of Parent and each Parent Sub does not currently nor to the best knowledge of Parent has in the past during the applicable period of the statute of limitations, produced, used, stored, handled, discharged or disposed of, in connection with the operation of its business or the use of its properties (owned or leased) or otherwise, any Hazardous Substances, hazardous wastes or other pollutants or deleterious substances, nor have during such period any such substances or wastes been dumped, buried or otherwise disposed of or stored on any of the properties (owned or leased) of Parent or any Parent Sub or on any property previously owned or leased by Parent or any Parent Sub.

            (c) At no time during the applicable statute of limitations, has any government, governmental agency or representative conducted any audits, assessments, tests or other reviews in connection with environmental matters at the properties (owned or leased) of Parent or any Parent Sub. To the best knowledge of Parent, there is no existing or potential liability under any Environmental Law in respect of any operations now or previously conducted by it or any Parent Sub which would give rise to any liability or cost which would require disclosure in a report filed with the SEC or would reasonably be expected to have a Material Adverse Effect on Parent or the Parent Subs, taken as a whole. To the best knowledge of Parent there is no asserted present or past failure to so comply with any Environmental Law. Each of Parent and each Parent Sub has obtained and is in substantial compliance with all permits, licenses and other authorizations required under Environmental Laws, except where the failure to be in compliance would not have nor reasonably be expected to have a Material Adverse Effect on Parent. There are no pending applications for any such permits, licenses or authorizations. No Lien has attached to and no basis exists for the attachment of a lien to any revenues or any real or personal property owned or leased by Parent or any Parent Sub pursuant to Environmental Laws. There are no circumstances within the control of Parent which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Laws, relating to the operation of the business of Parent or any Parent Sub. To the best knowledge of Parent, there is not present any toxic, Hazardous Substance or chemical waste, in, on or under any part of the soil at the property (owned or leased) or caused as a result of the operations of Parent or any Parent Sub including without limitation, the soils, surface waters and ground waters in, on or under any part of such properties. To the extent any toxic, hazardous substance is used on the property of Parent or any Parent Sub (owned or leased), such use has been in substantial compliance with all applicable Environmental Laws. There are no underground tanks for the storage of oil, gasoline, the by-products thereof or any hazardous substance on, in or under the property of Parent or any Parent Sub (owned or leased).

      SECTION 4.16 Material Agreements. Except for those contracts listed in
Schedule 4.16 of the Parent Disclosure Schedule or attached as an exhibit to the Parent SEC Reports (collectively, the "Parent Material Agreements"), neither Parent nor any of the Parent Subs is a party to or is bound by any written or oral contract, commitment or agreement which is material to Parent and the Parent Subs taken as a whole or which involves payments of more than $100,000 in the aggregate over the remaining term thereof or which restricts Parent or its Affiliates from engaging in any business in a manner that would be consistent with its current practices and activities. Each Parent Material Agreement is in all material respects the validly existing enforceable obligation of Parent or one of the Parent Subs, enforceable against Parent or a Parent Sub, as the case may be, and, to the best knowledge of Parent, of the other parties thereto. To the best knowledge of Parent, Parent and the Parent Subs are validly and lawfully operating in all material respects under the Material Agreements to which they are a party and to the best knowledge of Parent, Parent and Parent Subs have duly complied in all material respects with all of the terms and conditions of each of the Parent Material Agreements to which they are a party except in each case, where the failure to do so would not have, nor reasonably be expanded to have, a Material Adverse Effect on Parent and the Parent Subs, taken as a whole. Schedule 4.16 of Parent Disclosure Schedule lists each Parent Material Agreement which requires Parent to obtain the consent of a third party as a result of the consummation of the Transactions in order to maintain the rights of Parent under such agreements (all such consents being referred to herein as the "Parent Required Consents").

      SECTION 4.17 Accounting Matters. To the knowledge of Parent, neither Parent nor any of its Affiliates, having consulted with its accountants and other advisors, has taken or agreed to take any action that would preclude the Company from accounting for the Merger as a pooling of interests in accordance with the Accounting Pronouncements or which would preclude the independent public accountants of the Company and Parent from issuing the letters described in Section 5.10 and 5.11, respectively.

      SECTION 4.18 Section 912 Not Applicable. The provisions of Section 912 of the New York Business Corporation Law will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Schedule 3.19, apply to this Agreement or the Transactions.

      SECTION 4.19 Ownership of Company Common Stock. As of the date hereof, except pursuant to the Voting Agreements, neither Parent, Purchaser, nor, to the best of its knowledge, any of its Affiliates or associates (as such term is defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Company, which in the aggregate, represent 10% of more of the outstanding shares of capital stock of Company entitled to vote generally in the election of directors.

      SECTION 4.20 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation be reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will, on the date of mailing to the stockholders of Parent and the Company, and at the times of the meetings of the stockholders of Parent and the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions that relate only to the Company) will comply as to form in all material respects with the provisions of the Exchange Act and rules and regulations thereunder.

      SECTION 4.21 Brokers. No broker, finder or investment banker (other than Salomon Smith Barney Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between the Parent and Salomon Smith Barney Inc. pursuant to which such firm would be entitled to any payment relating to the Transactions.

      SECTION 4.22 Fairness Opinion. As of the date hereof, Salomon Smith Barney Inc. has delivered to the Board of Directors of Parent an opinion, a copy of which is attached hereto as Exhibit G to the effect that, as of the date of such opinion and subject to certain considerations stated therein, the consideration to be paid in the Merger is fair to Parent from a financial point of view.

      SECTION 4.23 Class Action Proceeding. (a) Parent and those former and current directors and officers of Parent set forth on Schedule 4.23 of the Parent Disclosure Schedules, Salomon Smith Barney Inc. and Nationsbanc Montgomery Securities Inc. (collectively, the "Named Individuals") have been named as parties to that certain shareholder class action securities litigation proceeding (the "Class Action Proceeding") described in Item 3 of Part I of Parent's Annual Report on Form 10-K for the year ended December 31, 1998. Parent has provided to the Company and its counsel true and complete copies of all complaints, filings, motions, scheduling orders, stipulations, affidavits, notices, including all exhibits, supplements, amendments and modifications thereto, and all other materials filed, issued or delivered, on behalf of Parent or any Named Individuals, by or to any Person (including Parent and each Named Individual) or Governmental Entity in connection with the Class Action Proceeding which are in the possession of Parent as of the date hereof, other than any of the foregoing materials that are subject to the protections of attorney-client privilege and which, if provided to the Company, would not be entitled to the protections afforded to materials subject to the attorney-client privilege (such privileged information referred to herein as "Privileged Information").

            (b) Parent has delivered to the Company and its counsel true and complete copies of all policies of insurance that provide coverage to Parent or any of the Named Individuals for any and all Damages that could arise from the Class Action Proceeding. To the best knowledge of Parent, all such policies of insurance are valid, outstanding and enforceable.

      SECTION 4.24 Purchaser Organization. Purchaser has been formed by Parent solely for the purpose of consummating the Merger and has not and does not now have any operations, assets or liabilities.

                                    ARTICLE V

                                    COVENANTS

      SECTION 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise consent in writing, (which consent will not be unreasonably withheld) or as contemplated or permitted by this Agreement, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its commercially reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other Persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation of the foregoing, except as contemplated by this Agreement neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld) and except as contemplated or permitted by this Agreement:

            (a) amend or otherwise change its respective Charter Documents;

            (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance, of (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except that the Company may issue shares of Company Common Stock upon the exercise of Company Options outstanding as of the date of this Agreement) or
(ii) any material asset of the Company or any Subsidiary;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money (other than borrowings pursuant to its current credit facility) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; (iii) enter into any material contract or agreement; (iv) authorize any single capital expenditure which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and the Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.1(e);

            (f) increase the compensation payable or to become payable to its officers or employees, except for regularly scheduled increases in a manner consistent with past practices in salaries of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary (other than severance or termination or other payments owed to directors, officers or other employees of the Company or any Subsidiary and indicated on Schedule 5.1(f) of the Company Disclosure Schedule pursuant to, the agreements or arrangements existing as of the date hereof, or, except as required to comply with applicable law and except as otherwise permitted or contemplated by this Agreement), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

            (g) changes any accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

            (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

            (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and in a manner consistent with past practice, of liabilities reflected or reserved against in the Company Current Balance Sheet or subsequently incurred in the ordinary course of business and in a manner consistent with past practice;

            (j) hire any employee with an annual base salary in excess of $100,000;

            (k) commence or settle any Legal Proceeding other than those seeking or claiming, individually or in the aggregate, under $75,000 in damages; or

            (l) agree or commit to take any of the actions described in clauses
(a) through (k) of this Section 5.1.

      SECTION 5.2 Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that, between the date of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent will not be unreasonably withheld) as contemplated or permitted by this Agreement, the businesses of Parent and Parent Subs shall be conducted only in, and Parent and Parent Subs shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Parent shall use commercially reasonable efforts to preserve substantially intact the business organization of Parent and Parent Subs, to keep available the services of the current officers, employees and consultants of Parent and Parent Subs and to preserve the current relationships of Parent and Parent Subs with customers, suppliers and other Persons with which Parent or any Parent Sub has significant business relations. By way of amplification and not limitation of the foregoing, except as contemplated by this Agreement, neither Parent nor any Parent Sub shall, between the date of this Agreement and the Effective Time, do, or propose to do, any of the following without the prior written consent of the Company (which consent will not be unreasonably withheld) and except as contemplated or permitted by this Agreement:

            (a) amend or otherwise change its respective Charter Documents;

            (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance, of (i) any shares of capital stock of any class of Parent or any Parent Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Sub (except that Parent may issue shares of Parent Common Stock upon the exercise of Parent Options outstanding as of the date of this Agreement), or (ii) any material asset of Parent or any Parent Sub;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money (other than borrowings pursuant to its current credit facility) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and in a manner consistent with past practice; (iii) enter into any material contract or agreement; (iv) authorize any single capital expenditure which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $100,000 for Parent and Parent Subs taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.2(e);

            (f) increase the compensation payable or to become payable to its officers or employees, except for regularly scheduled increases in a manner consistent with past practices in salaries of employees of Parent or any Parent Sub who are not officers of Parent, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of Parent or any Parent Sub (other than severance or termination or other payments owed to directors, officers or other employees of Parent or any Parent Sub pursuant to agreements or arrangements existing as of the date hereof and indicated on Schedule 5.2(f) of the Parent Disclosure Schedule, or, except as required to comply with applicable law), establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

            (g) change any accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

            (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

            (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and in a manner consistent with past practice, of liabilities reflected or reserved against in Parent Current Balance Sheet or subsequently incurred in the ordinary course of business and in a manner consistent with past practice;

            (j) hire any employee or with an annual base salary in excess of $100,000;

            (k) (y) commence or settle any Legal Proceeding other than those seeking or claiming, individually or in the aggregate, under $75,000 in damages and (z) settle any pending Legal Proceeding except those covered by insurance or except those requiring Parent to pay not in excess of $3,000,000; or

            (l) agree or commit to take any of the actions described in clauses
(a) through (k) of this Section 5.2.

      SECTION 5.3 No Solicitation of Transactions by the Company.

            (a) Neither the Company nor any Subsidiary shall, directly or indirectly, through any officer, director, agent, employee, representative, or otherwise, (i) solicit, initiate or encourage (including, without limitation, by way of furnishing non-public information) the submission, making or announcement of any Company Acquisition Transaction, (ii) take any other action to facilitate any inquiries or the making of any proposal to effect a Company Acquisition Transaction, (iii) approve, endorse or recommend any Company Acquisition Transaction, (iv) enter into any letter of intent or similar document or any contract or other agreement contemplating or otherwise relating to any Company Acquisition Transaction, (v) enter into discussions or negotiate with any Person regarding a Company Acquisition Transaction, or (vi) authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of the Company to take any such action set forth in clauses (i) through (vi) above; provided, however, that nothing contained in this subsection (a) shall prohibit the board of directors of the Company from (I) furnishing non-public information to, or entering into discussions or negotiations with, any Person in response to a Superior Company Proposal (defined below) made by such Person (and not withdrawn) relating to a Company Acquisition Transaction if (A) neither the Company, nor any of the Subsidiaries, directors, officers, employees, attorneys, accountants, investment bankers, financial advisors or other representatives retained by or acting on behalf of the Company shall have violated any of the restrictions set forth in this Section 5.3, (B) the board of directors of the Company determines in good faith after consultation with Cooley Godward LLP, that the failure to provide information in response to a written request by a Person considering a Company Acquisition Transaction and the failure to consider the Company Acquisition Transaction would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, (C) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company requires such Person to enter into a confidentiality agreement with the Company in customary form (which confidentiality agreement also contains a standstill agreement whereby such Person agrees that it will not, either directly or indirectly, seek to acquire any interest in the Company (whether by way of merger, asset acquisition, tender offer or otherwise), without the approval of the Company's board of directors, for a period of twenty-four (24) months from the date of the confidentiality agreement), (D) at least five (5) Business Days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with any such Person, the Company gives Parent written notice of the identity of such Person, the terms and conditions of such Company Superior Proposal and of the Company's intention to furnish nonpublic information to such Person, and (E) at least five (5) Business Days prior to furnishing any nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent not already furnished to Parent), (II) withdrawing or modifying its recommendation referred to in Section 5.5(b) following receipt of a Superior Company Proposal, if, after duly considering the advice of Cooley Godward LLP, the board of directors of the Company determines in good faith that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law or (III) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Transaction. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any representative of the Company or any of the Subsidiaries, whether or not such representative is purporting to act on behalf of the Company or any of the Subsidiaries, shall be deemed to constitute a breach of this Section 5.3 by the Company. The Company shall keep Parent fully informed with respect to the status of any such Company Acquisition Transaction and any modification or proposed modification thereto. The Company shall also give Parent the ability to match any Superior Company Proposal by providing Parent with the terms of such Superior Company Proposal in writing and allowing Parent five (5) Business Days to respond with a new offer.

            (b) Definitions. The following terms shall have the meanings set forth below:

                  (i) "Company Acquisition Transaction" means any transaction or series of transactions involving:

                        (1) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction (i) in which the Company or any Subsidiary is a constituent corporation or involving the capital stock of the Company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) or Persons directly or indirectly acquires the Company or any Subsidiary or more than 20% of the Company's business or assets, or directly or indirectly becomes the beneficial owner (as such term is used in Section 13d-3 of the Exchange Act) or record owner of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of the Company or any Subsidiary, or (iii) in which the Company or any Subsidiary issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

                        (2) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of the Company or any Subsidiary; or

                        (3) any liquidation or dissolution of the Company or any Subsidiary.

                  (i) "Superior Company Proposal" means an unsolicited, bona fide written offer made by a third party relating to any Company Acquisition Transaction on terms that the board of directors of the Company determines, in its reasonable judgment, based upon the advice of its financial advisor, and upon consultation with its counsel, to be more favorable to the Company's stockholders than the terms of the Merger; provided however, that any such offer shall not be deemed to be a "Superior Company Proposal" if (1) any financing required to consummate the transaction contemplated by such offer is not committed (in a writing signed by a Person that the board of directors of the Company reasonably believes has the financial ability to meet such commitment) and is not likely to be obtained by such third party on a timely basis, and (2) such offer sets forth material terms which taken as a whole are less favorable to the Company than the terms set forth in this Agreement.

            (c) The Company immediately shall cease and cause to be terminated all existing inquiries, contacts, discussions or negotiations with any Person (other than Parent or Purchaser) conducted heretofore with respect to any Company Acquisition Transaction. The Company shall notify Parent promptly if any Company Acquisition Transaction is proposed by any Person after the date hereof and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposed Company Acquisition Transaction (and its significant Affiliates), and the terms and conditions of such proposed Company Acquisition Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. Each amendment or other modification to any proposed Company Acquisition Transaction shall be considered a new and separate proposal for a Company Acquisition Transaction for the purposes of this Agreement.

      SECTION 5.4 No Solicitation of Transactions by Parent.

            (a) Neither Parent nor Parent Sub shall, directly or indirectly, through any officer, director, agent, employee, representative, or otherwise,
(i) solicit, initiate or encourage (including, without limitation, by way of furnishing non-public information) the submission, making or announcement of any Parent Acquisition Transaction, (ii) take any other action to facilitate any inquiries or the making of any proposal to effect a Parent Acquisition Transaction, (iii) approve, endorse or recommend any Parent Acquisition Transaction, (iv) enter into any letter of intent or similar document or any contract or other agreement contemplating or otherwise relating to any Parent Acquisition Transaction, (v) enter into discussions or negotiate with any Person regarding an Parent Acquisition Transaction, or (vi) authorize or permit any of the officers, directors or employees of Parent or any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of Parent to take any such action set forth in clauses (i) through (vi) above; provided, however, that nothing contained in this subsection
(a) shall prohibit the board of directors of Parent from (I) furnishing non-public information to, or entering into discussions or negotiations with, any Person in response to a Superior Parent Proposal (defined below) made by such Person (and not withdrawn) relating to a Parent Acquisition Transaction if
(A) neither Parent, nor any of its subsidiaries, directors, officers, employees, attorneys, accountants, investment bankers, financial advisors or other representatives retained by or acting on behalf of Parent shall have violated any of the restrictions set forth in this Section 5.4, (B) the board of directors of Parent determines in good faith after consultation with Herrick, Feinstein LLP, that the failure to provide information in response to a written request by a Person considering a Parent Acquisition Transaction and the failure to consider the Parent Acquisition Transaction would be reasonably likely to constitute a breach of its fiduciary duties to Parent's stockholders under applicable law, (C) prior to furnishing such information to, or entering into discussions or negotiations with, such Person Parent requires such Person to enter into a confidentiality agreement with Parent in customary form (which confidentiality agreement also contains a standstill agreement whereby such Person agrees that it will not, either directly or indirectly, seek to acquire any interest in Parent (whether by way of merger, asset acquisition, tender offer or otherwise), without the approval of Parent's board of directors, for a period of twenty-four (24) months from the date of the confidentiality agreement), (D) at least five (5) Business Days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with any such Person, Parent gives Parent written notice of the identity of such Person, the terms and conditions of such Superior Parent Proposal and of Parent's intention to furnish nonpublic information to such Person, and (E) at least five
(5) Business Days prior to furnishing any nonpublic information to such Person, Parent furnishes such nonpublic information to Parent (to the extent not already furnished to Parent), (II) withdrawing or modifying its recommendation referred to in Section 5.6(b) following receipt of a Superior Parent Proposal, if, after duly considering the advice of Herrick, Feinstein LLP, the board of directors of Parent determines in good faith that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to Parent's shareholders under applicable law or (III) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Transaction. Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any representative of Parent or any Parent Sub, whether or not such representative is purporting to act on behalf of Parent or any Parent Sub, shall be deemed to constitute a breach of this Section 5.4 by Parent. Parent shall keep the Company fully informed with respect to the status of any such Parent Acquisition Transaction and any modification or proposed modification thereto. Parent shall also give the Company the ability to match any Superior Parent Proposal by providing Parent with the terms of such Superior Parent Proposal in writing and allowing the Company five (5) Business Days to respond with a new offer.

            (b) Definitions. The following terms shall have the meanings set forth below:

                  (i) "Parent Acquisition Transaction" means any transaction or series of transactions involving:

                        (1) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction (i) in which Parent or any Parent Sub is a constituent corporation or involving the capital stock of Parent, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) or Persons directly or indirectly acquires Parent or any Parent Sub or more than 20% of Parent's business or assets, or directly or indirectly becomes the beneficial owner (as such term is used in Section 13d-3 of the Exchange Act) or record owner of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of Parent or any Parent Sub, or (iii) in which Parent or any Parent Sub issues securities representing more than 20% of the outstanding securities of any class of voting securities of Parent;

                        (2) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of Parent or any Parent Sub; or

                        (3) any liquidation or dissolution of Parent or any Parent Sub.

                  (i) "Superior Parent Proposal" means an unsolicited, bona fide written offer made by a third party relating to any Parent Acquisition Transaction on terms that the board of directors of Parent determines, in its reasonable judgment, based upon the advice of its financial advisor, and upon consultation with its counsel, to be more favorable to Parent's stockholders than the terms of the Merger; provided however, that any such offer shall not be deemed to be a "Superior Parent Proposal" if (1) any financing required to consummate the transaction contemplated by such offer is not committed (in a writing signed by a Person that the board of directors of Parent reasonably believes has the financial ability to meet such commitment) and is not likely to be obtained by such third party on a timely basis, and (2) such offer sets forth material terms which taken as a whole are less favorable to Parent than the terms set forth in this Agreement.

            (c) Parent immediately shall cease and cause to be terminated all existing inquiries, contacts, discussions or negotiations with any Person (other than Parent or Purchaser) conducted heretofore with respect to any Parent Acquisition Transaction. Parent shall notify Parent promptly if any Parent Acquisition Transaction is proposed by any Person after the date hereof and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposed Parent Acquisition Transaction (and its significant Affiliates), and the terms and conditions of such proposed Parent Acquisition Transaction. Parent agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Parent is a party. Each amendment or other modification to any proposed Parent Acquisition Transaction shall be considered a new and separate proposal for a Parent Acquisition Transaction for the purposes of this Agreement.

      SECTION 5.5 Company Stockholders' Meeting.

            (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock and Company Preferred Stock (the "Company Stockholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger. The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Company Proposal or other Company Acquisition Transaction related to the Company, or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger.

            (b) Subject to Section 5.5(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of the adoption and approval this Agreement and the approval of the Merger. For purposes of this Agreement, said recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

            (c) Nothing in Section 5.5(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Company Proposal is made to the Company and is not withdrawn, (ii) neither the

Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.3, and (iii) the board of directors of the Company concludes in good faith, after consultation with Cooley Godward LLP, that the failure to withdraw, amend or modify such recommendation would reasonably be likely to constitute a breach of the board of directors' fiduciary obligations to the Company's stockholders under applicable law. Nothing contained in this Section 5.5 shall limit the Company's obligation to call, give notice of, convene or hold the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withdrawn, amended or modified), provided that nothing contained in this Section 5.5 shall require the Company to call, give notice of, convene or hold the Company Stockholders' Meeting in the event this Agreement is terminated pursuant to Section 7.1.

      SECTION 5.6 Parent Shareholders' Meeting.

            (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Parent Common Stock (the "Parent Shareholders' Meeting") to consider, act upon and vote upon the approval of the issuance of the shares of Parent Common Stock to be issued in the Merger, the adoption and approval of this Agreement, the Merger and the Certificate of Amendment. The Parent Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). Parent's obligation to call, give notice of, convene and hold Parent Shareholders' Meeting in accordance with this Section 5.6(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Parent Proposal or other Parent Acquisition Transaction related to Parent, or by any withdrawal, amendment or modification of the recommendation of the board of directors of Parent with respect to the Merger.

            (b) Subject to Section 5.6(c): (i) the board of directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of and approve the issuance of the shares of Parent Common Stock to be issued in the Merger and adopt and approve this Agreement, the Merger and the Certificate of Amendment; (ii) the Proxy Statement shall include a statement to the effect that the board of directors of Parent has unanimously made such recommendation; and
(iii) neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, such unanimous recommendation. For purposes of this Agreement, said recommendation of the board of directors of Parent shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

            (c) Nothing in Section 5.6(b) shall prevent the board of directors of Parent from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Parent Proposal is made to Parent and is not withdrawn, (ii) neither Parent nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the board of directors of Parent concludes in good faith, after consultation with Herrick, Feinstein LLP, that the failure to withdraw, amend or modify such recommendation would reasonably be likely to constitute a breach of the board of directors' fiduciary obligations to Parent's shareholders under applicable law. Nothing contained in this Section 5.6 shall limit Parent's obligation to call, give notice of, convene and hold Parent Shareholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of Parent shall have been withdrawn, amended or modified), provided that nothing contained in this Section 5.6 shall require Parent to call, give notice of, convene or hold the Parent Shareholders' Meeting in the event this Agreement is terminated pursuant to Section 7.1.

      SECTION 5.7 Proxy Statement/Form S-4.

            (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC a preliminary Proxy Statement to be sent to the stockholders of Parent and the Company in connection with Parent Shareholders' Meeting and the Company Stockholders' Meeting, respectively, and Parent shall prepare and cause to be filed with the SEC the Form S-4. Parent and the Company shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Proxy Statement cleared by the SEC for distribution to Parent's shareholders and the Company's stockholders. The Proxy Statement (and any other documents required by the Securities Act or the Exchange Act) will be included in the Form S-4. The parties acknowledge and agree that the foregoing arrangements may be altered by mutual consent of the parties as reasonably necessary to respond to any comments or requests received from the SEC. Parent shall use all reasonable efforts to cause the Form S-4 (including the Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent and the Company will use all reasonable efforts to cause the Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section
5.7. If the Company or Parent becomes aware of any information that should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, then the Company or Parent, as applicable, shall promptly inform the other party thereof and shall cooperate with the other party in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company and Parent.

            (b) Prior to the Effective Time Parent shall make all required filings with the NYSE and shall ensure that Parent Common Stock to be issued in the Merger will be qualified under the Securities Act.

            (c) Parent shall amend its 1997 Employee Stock Purchase Plan to provided that Company employees will be eligible to participate in such plan effect no later than five (5) Business Days following the Closing and that the offering period with respect to such employees under such plan shall commence as close as possible to such day (and shall to the extent feasible have purchase dates and otherwise ending days consistent with those for Parent's employees). To the extent required by the rules and regulations of the SEC, the amendment to Parent's 1997 Employee Stock Purchase Plan shall be reflected in the Proxy Statement.

      SECTION 5.8 Accounting Methods. Neither the Company nor Parent shall change (i) its methods of accounting which are currently in effect or (ii) its fiscal year. Neither the Company nor Parent shall take or cause or permit to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for financial reporting purposes or as a "tax-free reorganization" within the meaning of Section 368(a) of the Code.

      SECTION 5.9 Indemnification Agreement. Two Business Days prior to filing the Form S-4 with the SEC, the Company shall execute and deliver to Parent and Purchaser an Indemnity Agreement, and Parent and Purchaser shall execute and deliver to the Company and deliver to the Company an Indemnity Agreement, in the forms attached hereto as Exhibit H.

      SECTION 5.10 Letters of the Company's Accountants.

            (a) The Company shall use all reasonable efforts to cause to be delivered to Parent two letters of Deloitte & Touche LLP pursuant to Statement on Auditing Standards No. 72 ("SFAS 72") (each a "Comfort Letter"), one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within three Business Days before the Closing Date, each addressed to Parent, in customary form, scope and substance relating to the performance by Deloitte & Touche LLP of its procedures with respect to the financial statements of the Company contained in or incorporated by reference in the Form S-4.

            (b) The Company shall use all its reasonable efforts to cause to be delivered to Parent a copy of a letter from Deloitte & Touche LLP, addressed to the Company, dated as of the Closing Date (which letter may contain customary qualifications and assumptions), to the effect that Deloitte & Touche LLP concurs with the Company's Management's conclusion that no conditions exist that would prevent the Company from accounting for the Merger as a pooling of interests in accordance with APB 16 (as defined in Section 5.11(b)) and applicable rules and regulations of the SEC as such criteria relate only to the Company (and not to Parent).

      SECTION 5.11 Letters of Parent's Accountants.

            (a) Parent shall use all reasonable efforts to cause to be delivered to the Company two Comfort Letters from Arthur Andersen LLP, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within three Business Days before the Closing Date, each addressed to the Company, in customary form, scope and substance relating to the performance by Arthur Andersen LLP of its procedures with respect to the financial statements of Parent contained in or incorporated by reference in the Form S-4.

            (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a copy of a letter from Arthur Andersen LLP, addressed to Parent, dated as of the Closing Date (which letter may contain customary qualifications and assumptions), to the effect that Arthur Andersen LLP concurs with Parent's management's conclusion that no conditions exist that would prevent Parent from accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board ("APB 16") and applicable rules and regulations of the SEC.

      SECTION 5.12 Access to Information; Confidentiality. (a) Upon reasonable notice, the Company and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time or the termination of this Agreement, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No investigation by either the Company or Parent shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made to such first party.

            (b) Each of the parties agree, on behalf of themselves and their respective Affiliates and representatives, to retain in strict confidence, and not to use for any purpose whatsoever, or divulge, disseminate or disclose to any third party (other than as may be required by court order or by law) any proprietary or confidential information obtained in connection with the negotiation of this Agreement or the Transactions.

      SECTION 5.13 Employee Benefit Plans.

            (a) As of the Effective Time, the Company shall amend each of the Company Plans to provide that Parent is the sole entity authorized to amend, modify, discontinue, merge or terminate any such Company Plan. Parent shall take all actions necessary or appropriate to permit the employees of the Company and its Subsidiaries (collectively, the "Company Employees") to continue to participate from and after the Closing Date in the Company Plans maintained by the Company immediately prior to the Effective Time. Notwithstanding the foregoing, Parent may in its sole discretion, cause any such Company Plans to be terminated or discontinued or merged with and into a comparable Parent Plan, on or after the Effective Time provided that Parent shall take all actions necessary or appropriate to permit the Company Employees participating in such Company Plans to immediately thereafter participate in the comparable Parent Plan maintained by Parent or any Parent Sub for their similarly situated employees. If the Company Plan that is terminated, discontinued or merged by Parent is a group health plan, then Parent shall permit each Company Employee participating in such group health plan to be covered under a Parent Plan that
(i) provides group health benefits to each such Company Employee effective immediately upon the cessation of coverage of such individuals under such group health plan, and (ii) credits such Company Employee, for the year under which such coverage under such Company Plan begins, with any deductibles and co-payments already incurred during such year under such group health plans. Parent and the Parent Plan shall recognize each Company Employee's years of service and level of seniority with the Company and its Subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the Parent Plans. This Section 5.13(a) shall survive the consummation of the Merger.

            (b) As of the Effective Time, the Company's 1996 Employee Stock Purchase Plan shall be terminated. The rights of participants in such plan with respect to any offering period underway thereunder immediately prior to the Effective Time shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such plan.

      SECTION 5.14 Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to or on the Effective Time.

      SECTION 5.15 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of:
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate such that the conditions set forth in Sections 6.2(a) and 6.3(a) would not be satisfied as a result thereof; and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Sections 6.2(b) and 6.3(b) would not be satisfied as a result thereof; provided, however, that the delivery of any notice pursuant to this Section 5.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      SECTION 5.16 Subsequently Filed SEC Documents. The Company and Parent will each file with the SEC all reports, schedules, forms, statements and other documents required to be filed under the Exchange Act from the date hereof through the Effective Date (the "Exchange Act Filings") and promptly provide the other party with a copy of each such Exchange Act Filing. Each Exchange Act Filing, as of its respective date: (i) will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to each such Filing; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 5.17 Further Action; Reasonable Best Efforts. Each of the parties hereto shall: (i) make promptly its respective filings, and thereafter make any other of its respective required submissions, under the Securities Act, Exchange Act, HSR Act and the NYSE, NMS and NASD rules and regulations with respect to the Transactions; and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions; provided, however, that no provision of this
Section 5.17 shall require a party to bear the expense of another party hereto unless otherwise provided in this Agreement.

      SECTION 5.18 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the written consent of the other party, except as may be required by law or any listing agreement with the NYSE, NMS or NASD to which Parent or the Company is a party.

      SECTION 5.19 Indemnification of Directors and Officers.

            (a) From and after the consummation of the Merger, Parent will and will cause the Surviving Corporation to, fulfill and honor in all material respects the obligations of Parent and the Company pursuant to (i) each indemnification agreement in effect at such time which is referenced in Section
5.19 between Parent and each person who is or was a director or officer of Parent and the Company at or prior to the Effective Time and (ii) any indemnification provisions under Parent's and the Company's Certificate of Incorporation or Bylaws, as each is in effect on the date hereof (the persons to be indemnified pursuant to this agreement and provisions referred to in clauses
(i) and (ii) of this Section 5.19 shall be referred to individually as an "Indemnified Party" and collectively as the "Indemnified Parties"). The Certificate of Incorporation and the Bylaws of Parent and the Company shall continue to contain the provisions with respect to indemnification and exculpation from liability set forth in such documents as of the date of this Agreement and such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

            (b) For a period of six (6) years after the Effective Time, Parent shall maintain in effect the current level and scope of directors' and officers' liability insurance covering those persons which are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent), provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premium currently paid by the Company for such insurance, and provided further that if the annual premiums of such insurance exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not to exceed such amount.

            (c) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorney's fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided in this Section 5.19.

            (d) This Section 5.19 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforceable by the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

      SECTION 5.20 Affiliates.

            (a) As soon as practicable but in any event within thirty (30) Business Days after the date hereof, the Company has delivered to Parent a letter identifying all Persons who in the Company's judgment are or may be deemed to be, at the time this Agreement is submitted to the Company's stockholders for approval, "affiliates" of the Company for the purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests financial reporting treatment under APB 16 and applicable rules and regulations of the SEC. The Company has caused each such affiliate to execute and deliver to Parent an affiliate letter substantially in the form attached hereto as Exhibit I (the "Affiliate Letter").

            (b) As soon as practicable but in any event within thirty (30) Business Days after the date hereof, Parent has delivered to the Company a letter identifying all Persons who in Parent's judgment are or may be deemed to be, at the time this Agreement is submitted to Parent's shareholders for approval, "affiliates" of Parent for the purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests financial reporting treatment under APB 16 and applicable rules and regulations of the SEC. Parent has caused each such affiliate to execute and deliver to the Company an Affiliate Letter.

      SECTION 5.21 Reasonable Efforts. During the period from the date hereof to the Effective Time, (a) the Company shall use its reasonable efforts to cause the conditions set forth in Section 6.1 and Section 6.2 to be satisfied on a timely basis, and (b) Parent and Purchaser shall use their reasonable efforts to cause the conditions set forth in Section 6.1 and Section 6.3 to be satisfied on a timely basis.

      SECTION 5.22 Tax Representation Letters. At or prior to the filing of the Form S-4 with the SEC, and to the extent necessary, at the Closing, Parent and the Company shall each execute and deliver to Herrick, Feinstein LLP and Cooley Godward LLP tax representation letters in substantially in the form attached hereto as Exhibits N and O. Each of Parent and the Company shall use its reasonable efforts to cause Herrick, Feinstein LLP and Cooley Godward LLP, respectively, to deliver promptly to it a legal opinion satisfying the requirements of Item 601 of the Regulation S-K promulgated under the Securities Act. In rendering such opinion, each counsel shall be entitled to rely on the tax representation letters.

      SECTION 5.23 Disclosure Regarding Class Action Proceeding. During the period between the date hereof and the Effective Time, Parent shall keep the Company and its counsel fully aprised and informed of all facts, circumstances, events or matters that relate to the Class Action Proceeding including the nature and status of any discussion or negotiations related to the Class Action Proceeding and provide notices and other information which is in the possession of Parent other than Privileged Information.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      SECTION 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of Parent, Purchaser and the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock entitled to vote thereon.

            (b) The issuance of the shares of Parent Common Stock to be issued in the Merger, this Agreement, the Merger and the Certificate of Amendment shall have been adopted and approved by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon.

            (c) The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

            (d) Other than any Requisite Regulatory Approvals which the failure to obtain or file would not have a Material Adverse Effect, or the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity including without limitation the waiting period under the HSR Act (all the foregoing, "Consents") which are necessary for the consummation of the Merger and the other Transactions shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

            (e) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (f) No Injunction preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

            (g) Parent and the Company shall have received the letters from Arthur Andersen LLP and Deloitte & Touche LLP contemplated by Sections 5.10 and 5.11.

      SECTION 6.2 Conditions to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to effect the Merger are subject to the satisfaction or waiver of the following conditions:

            (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement (except to the extent such representations and warranties which are expressly stated to be made as of an earlier date, which shall be true and correct in all respects as of such date) it being understood that for purposes of determining the accuracy of such representations or warranties each of the following shall be disregarded: (i) any "Material Adverse Effect" qualification or any other materiality qualifications contained in such representations and warranties, (ii) any inaccuracy that does not, together with all other inaccuracies, have a Material Adverse Effect on the Company, (iii) any inaccuracy that results from or relates to general business or economic conditions, (iv) any inaccuracy that results from or relates to conditions generally affecting the industry in which the Company competes, (v) any inaccuracy that results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated hereby, and (vi) any inaccuracy that results from or relates to the taking of any action contemplated by this Agreement; and Parent shall have received a certificate signed on behalf of the Company by the Chairman and Chief Executive Officer or the Vice Chairman and by the Executive Vice President and Chief Financial Officer of the Company to such effect.

            (b) The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where the failure to perform such obligations would not have a Material Adverse Effect on the Company or Parent and Parent shall have received a certificate signed on behalf of the Company by the Chairman and Chief Executive Officer or the Vice Chairman and by the Executive Vice President and Chief Financial Officer of the Company to such effect.

            (c) The Company shall have obtained all the Company Required
Consents.

            (d) Parent shall have received from Cooley Godward LLP, Company's counsel, a legal opinion, addressed to Parent and dated the Closing Date, opining as to the matters set forth in Exhibit J attached hereto, with customary exceptions and qualifications thereto and Parent shall have received from its counsel an opinion that the Merger will constitute a tax free reorganization within the meaning of Section 368 of the Code in the form attached hereto as Exhibit P.

            (e) Each of the persons set forth on Exhibit M shall have received employment agreements containing at a minimum the terms set forth opposite such person's name on Exhibit M, as the case maybe, duly executed by those persons set forth on Exhibit M, and such employment agreements shall become effective as of the Closing Date and be in full force and effect as of the date thereof.

      SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

            (a) The representations and warranties of Parent and Purchaser set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement (except to the extent such representation is expressly stated to be made as of an earlier date, which shall be true and correct in all respects as of such date) it being understood that for purposes of determining the accuracy of such representations or warranties each of the following shall be disregarded: (i) any "Material Adverse Effect" qualification or any other materiality qualifications contained in such representations and warranties,
(ii) any inaccuracy that does not, together with all other inaccuracies, have a Material Adverse Effect on Parent, (iii) any inaccuracy that results from or relates to general business or economic conditions, (iv) any inaccuracy that results from or relates to conditions generally affecting the industry in which Parent competes, (v) any inaccuracy that results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated hereby, (vi) any inaccuracy that results from or relates to the taking of any action contemplated by this Agreements and the Company shall have received a certificate signed on behalf of Parent by the Chairman or the President or a Vice Chairman and by the Chief Financial Officer of Parent to such effect.

            (b) Parent and Purchaser shall have performed all obligations required to be performed by them under this Agreement, at or prior to the Closing Date except where the failure to perform such obligation would not have a Material Adverse Effect on the Company or Parent, and the Company shall have received a certificate signed on behalf of the Company by the Chairman and Chief Executive Officer or the Vice Chairman and by the Executive Vice President and Chief Financial Officer of the Company to such effect.

            (c) Parent and Purchaser shall have obtained the Parent Consents.

            (d) The Company shall have received from Herrick, Feinstein LLP, Parent's and Purchaser's counsel, a legal opinion, addressed to the Company and dated the Closing Date, opining as to the matters set forth in Exhibit L attached hereto, with customary exceptions and qualifications thereto, and the Company shall have received from its counsel an opinion that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code in the form attached as Exhibit Q.

            (e) Each of the persons set forth on Exhibit K shall have received employment agreements containing at a minimum the terms set forth opposite such person's name on Exhibit M, duly executed by Parent and those parties set forth on Exhibit K, and such employment agreements shall become effective as of the Closing Date and be in full force and effect as of the date thereof.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any approval or adoption of this Agreement and the Transactions by the stockholders of the Company and/or Parent:

            (a) By mutual written consent duly authorized by the boards of directors of Parent, Purchaser and the Company;

            (b) By either Parent or the Company if: (i) the Effective Time shall not have occurred on or before September 30, 1999 or such later date as Parent and the Company shall agree to in writing; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party if the failure to consummate the Merger is the result of willful breach of this Agreement by the party seeking to terminate this Agreement; or (ii) there shall have occurred (A) any general suspension of, or limitation on prices for, trading in securities on the NYSE and/or the Nasdaq Stock Market, Inc. which shall have continued for five (5) Business Days and is in effect on the date of such termination, or (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, which shall have continued for five (5) Business Days and is in effect on the date of such termination;

            (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (d) by either Parent or the Company if (i) Parent Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and Parent's shareholders shall have taken a final vote on a proposal to approve the issuance of the shares of Parent Common Stock to be issued in the Merger and to approve and adopt this Agreement, the Merger and the Certificate of Amendment and (ii) the issuance of shares of Parent Common Stock, the Merger, this Agreement and the Certificate of Amendment shall not have been adopted and approved at such meeting by the required affirmative vote of Parent shareholders; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure of Parent's shareholders to approve the issuance of the Parent Common Stock and to adopt and approve this Agreement, the Merger and the Certificate of Amendment at Parent Shareholders' Meeting is attributable to a failure on the part of Parent to perform any material obligation required to have been performed by Parent under this Agreement;

            (e) by either the Company or Parent if (i) the Company Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and the Merger and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the required affirmative vote of the Company stockholders; provided, however, that Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) if the failure of the Company's stockholders to adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement; or

            (f) at any time prior to the adoption and approval of this Agreement and the Merger by the Company's stockholders and Parent's shareholders, (i) by the Company if a Parent Triggering Event shall have occurred, or (ii) by Parent if a Company Triggering Event shall have occurred;

            (g) by either party if any of the other party's covenants contained in this Agreement shall have been breached in any respect whereby such breach shall have resulted in a Material Adverse Effect on the non-breach party; provided, however, that if a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such breach, then the other party may not terminate this Agreement under this
Section 7.1(g)
on account of such breach and provided, further, that a party may not terminate this Agreement pursuant to this Section 7.1(g) if it shall have materially breached this Agreement;

            (h) by the Company in the event that the board of directors of the Company determines in good faith after consultation with Cooley Godward LLP that the failure to terminate this Agreement may constitute a breach of the board of directors' fiduciary duty to the stockholders of the Company, provided that the Company may not terminate this Agreement under this Section 7.1(h) as a result of a change in the trading prices of either the Company's or Parent's equity securities; or

            (i) by Parent in the event that the board of directors of Parent determines in good faith after consultation with Herrick, Feinstein LLP that failure to terminate this Agreement may constitute a breach of the board of directors' fiduciary duty to the shareholders of Parent provided that Parent may not terminate this Agreement under this Section 7.1(i) as a result of a change in the trading prices of either the Company's or Parent's equity securities.

      SECTION 7.2 Effect of Termination. The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and (i) neither Parent, Purchaser nor the Company shall be obligated to perform its obligations under this Agreement except as set forth in Sections 5.12, 7.3 and 8.1, and (ii) nothing herein shall relieve any party from liability for any willful or material breach of such party's representations and warranties .

      SECTION 7.3 Fees and Expenses.

            (a) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e), the Company shall pay Parent not later than one (1) Business Day after such termination in immediately available funds a cash fee equal to one hundred twenty percent (120%) of all out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all investment banking firms structuring the Transactions and all reasonable fees of counsel, accountants, experts and consultants to Parent and Purchaser, and all printing expenses) incurred or accrued by Parent and Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement.

            (b) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d), Parent shall pay the Company not later than one (1) Business Day after such termination in immediately available funds a cash fee equal to one hundred twenty percent (120%) of all out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all investment banking firms, structuring the Transactions and all reasonable fees of counsel, accountants, experts and consultants to the Company and all printing expenses) incurred or accrued by the Company in connection with the negotiation, preparation, execution and performance of this Agreement.

            (c) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(f)(i) or by Parent pursuant to Section 7.1(i), Parent shall pay the Company not later than one (1) Business Day after such termination in immediately available funds a cash fee equal to $2,500,000.

            (d) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(f)(ii) or by the Company pursuant to Section 7.1(h) the Company shall pay Parent not later than one (1) Business Day after such termination in immediately available funds a cash fee equal to $2,500,000.

            (e) Notwithstanding anything contained in Section 7.3(a) or 7.3(b) to the contrary, the amount payable pursuant to Section 7.3(a) or 7.3(b), as the case may be, shall not exceed $2,500,000 in the aggregate.

            (f) Except as set forth in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

            (g) Any amounts owed by the Company pursuant to Section 7.3(a) and any amounts owed by Parent pursuant to Section 7.3(b) shall be deemed to include the costs and expenses actually incurred or accrued by such party (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.3, together with interest on such unpaid amounts, commencing on the date that the fee became due, at a rate equal to the lesser of: (x) the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus eight percent (8%), and (y) the maximum rate permitted by law.

      SECTION 7.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Parent and the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock or Company Preferred Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 7.5 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement or condition contained herein, except that Parent shall not waive any obligation, representation, warranty, agreement or condition of Purchaser and Purchaser shall not waive any obligation, representation, warranty, agreement or condition of Parent. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      SECTION 8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 7.1, as the case may be, except that the agreements set forth in Section
5.12 and Section 7.3 shall survive termination indefinitely.

      SECTION 8.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, telecopy or by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier, facsimile to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

            if to Parent or Purchaser:

            BOX HILL SYSTEMS CORP. and
            BH ACQUISITION CORP.
            161 Avenue of the Americas
            New York, New York  10017
            Telephone No: (212) 989-6817
            Attn: Carol Turchin

            with a copy to:

            Herrick, Feinstein LLP
            Two Park Avenue
            New York, New York  10016
            Telecopier No: (212) 889-7577
            Attn: Irwin A. Kishner, Esq.

            if to the Company:

            ARTECON, INC.
            6305 El Camino Real
            Carlsbad, California 92009
            Telecopier No: (760) 431-4419
            Attn: James Lambert

            with a copy to:

            Cooley Godward LLP

            4365 Executive Drive
            Suite 1100
            San Diego, CA 92121
            Telecopier No: (619) 550-6000
            Attn: Thomas A. Coll, Esq.

      SECTION 8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

      SECTION 8.4 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the other parties.

      SECTION 8.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing agreements made wholly within the State of New York.

      SECTION 8.7 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.8 Interpretation. Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words "herein", "hereof", "hereby" or "hereto" shall refer to this Agreement unless otherwise expressly provided. Any reference herein to a Section or any exhibit or schedule shall be a reference to a Section of, and an exhibit or schedule to, this Agreement unless the context otherwise requires.

      SECTION 8.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          BOX HILL SYSTEMS CORP.


                                          By: /s/ Philip Black
                                              --------------------------------
                                              Name: Philip Black
                                              Title: Chief Executive Officer


Attest:                                   BH ACQUISITION CORP.


                                          By: /s/ Philip Black
----------------------                    --------------------------------
                                              Name: Philip Black
                                              Title: President


Attest:                                   ARTECON, INC.


                                          By: /s/ James Lambert
----------------------                    --------------------------------
                                              Name: James Lambert
                                              Title: Chief Executive Officer and
                                                     President